Exhibit 10.2

DEBT SETTLEMENT AGREEMENT AND RELEASE

THIS DEBT SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is made and entered into as of December 21, 2021 (the “Effective Date”), by and between Wenzhao “Daniel” Lu (the “Creditor”) and Avalon GloboCare Corp., a Delaware corporation (the "Company").

RECITALS:

WHEREAS, the Creditor and the Company have entered into that certain Revolving Line of Credit Agreement dated August 29, 2019 pursuant to which the Creditor has provided the Company with $5.7 million in loans (the “Owed Amount”);

WHEREAS, the Creditor has agreed to convert $3,000,000 of the Owed Amount (the “Converted Amount”) into 2,400,000 shares of Common Stock, par value $0.0001 per share (the “Shares”) at a per share price of $1.25;

WHEREAS, the Creditor has agreed to accept, and the Company has agreed to issue to the Creditor the Shares in full satisfaction of the Coverted Amount; and

WHEREAS, the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Payment in Full of Converted Amount by Issuance of the Shares. The Creditor hereby agrees to accept the Shares as payment in full of the Converted Amount and, upon issuance and delivery to the Creditor of the Shares, the Creditor agrees that any and all obligations that the Company may have pursuant to the Converted Amount shall be satisfied in full and the Company shall have no further obligations to the Creditor thereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Creditor as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder; and (iv) that this Agreement constitutes the legal and binding obligation of the Company, enforceable against it in accordance with these terms.

3. Representations and Warranties of the Creditor and the Company. The Creditor hereby represents and warrants to the Company as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the performance by the Creditor of its obligations hereunder; and (iv) that this Agreement constitutes the legal and binding obligation of the Creditor, enforceable against it in accordance with these terms.

In addition, the Creditor hereby represents and warrants to the Company as of the Effective Date as follows:

a. Creditor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

b. Creditor is aware that the Shares to be issued to Creditor have not been registered under the Securities Act, and that the Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”). Creditor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Creditor’s representations contained in this Agreement.

c. Creditor is obtaining the Shares for its own account and Creditor has no present intention of distributing or selling the securities except as permitted under the Securities Act and applicable state securities laws.

d. Creditor has sufficient knowledge and experience in business and financial matters to evaluate the Company, its proposed activities and the risks and merits of this investment. Creditor has the ability to accept the high risk and lack of liquidity inherent in this type of investment. Creditor has conducted its own independent investigation of the Company and has reached its own conclusions regarding the risks and merits of this investment.

e. Creditor had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Creditor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Creditor understands the significant risks of this investment.

f. Creditor has the capacity to protect its own interests in connection with the purchase of the Shares by virtue of its business or financial expertise.

g. Creditor understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Creditor has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

h. Creditor acknowledges and agrees that the Shares upon issuance shall bear customary restrictive legends referencing their restrictions on transfer in accordance with the Securities Act.

i. Creditor has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Creditor acknowledges that no other representations or warranties, oral or written, have been made by the Company or any agent thereof except as set forth in this Agreement.

j. Creditor is aware that the Company is relying on the accuracy of the above representations to establish compliance with federal and state securities laws. If any such warranties or representations are not true and accurate in any respect as of the date hereof, Creditor shall so notify Company in writing immediately and shall be cause for rescission by Company at its sole election.

4. Representations of the Creditor with Respect to the Converted Amount. The Creditor hereby represents as to the Converted Amount as follows: (i) the Converted Amount represents a bona fide outstanding claim against the Company, and is an enforceable obligation arising in the ordinary course of business, for money due and payable to the Creditor for loans rendered; (ii) the Creditor is the sole owner of the Converted Amount, and has not previously sold, transferred, encumbered or released any part of the Converted Amount; and (iii) there is no action based on any of the Converted Amount that is currently pending in any court or other legal venue and no judgments based upon the Converted Amount have been previously entered in any legal proceeding.

5. Release. Effective upon delivery of the Shares to the Creditor, the Creditor hereby knowingly and voluntarily releases and forever discharges the Company and its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, assigns, directors, officers, affiliates, agents and representatives (collectively, the “Released Parties”), from all claims, liabilities, demands, costs, charges, expenses, actions, causes of action, judgments, and executions, past, present or future, with respect to the Converted Amount. The parties agree that the foregoing release is not intended to release, and shall not release, any claims between any of the parties that may arise under this Agreement or the Shares. Upon the execution of this Agreement, the Creditor and the Company shall be deemed to have received sufficient consideration for the releases set forth in this Section 5.

6. Voluntary and Knowing Agreement and Release. Each of the parties hereto acknowledges that they have entered into this Agreement of their own free will, and that no promises or representations have been made to them by any person to induce them to enter into this Agreement other than the express terms set forth herein. Each of the parties hereto further acknowledges that they have read this Agreement and understands all of their respective terms.

7. Intentionally Left Blank.

8. Advice of Counsel. The Creditor acknowledges that before entering into this Agreement, it has had the opportunity to consult with an attorney of its choice.

9. Attorneys’ Fees. Each party shall bear its own legal fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

10. Choice of Law and Venue. This Agreement shall be governed by and construed according to the laws of the State of New Jersey, without giving effect to its choice of law principles. The parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in the New Jersey, and that such courts are convenient forums. Each party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

11. Severance of Provisions; Survival of Representations and Warranties. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect. The representations, warranties and agreements of the Parties shall survive the delivery of the Shares under this Agreement.

12. Notices. All notices and other communications shall be in writing and shall be provided to the recipient party to the addresses set forth on the signature page hereto. All notices and communications shall be deemed made and effective as follows: (i) if transmitted for overnight delivery via a nationally recognized delivery service, the first business day after being delivered by the transmitting party to such overnight delivery service, (ii) if faxed, when transmitted in legible form by facsimile machine to the recipient party’s correct facsimile machine number, (iii) if by e-mail, when transmitted by e-mail, or (iv) if mailed via regular mail, upon delivery. Any party may designate a superseding notice contact name, street address, e-mail address or fax number by providing the other parties with written notice pursuant to the provisions hereof.

13. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, oral or written, relating to the subject matter hereof. The parties attest that no other representations were made regarding this Agreement other than those contained herein.

14. Confidentiality. Each of the parties hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the transactions contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation; provided, however, that each of the parties may disclose information regarding such sale to their respective accountants, attorneys, shareholders and other interest holders.

15. No Third Party Beneficiaries. This Agreement is intended for the benefit of the Creditor and the Company and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

16. Modifications. This Agreement may not be modified except by a writing, signed by each of the parties hereto. This Agreement shall be binding upon the parties and their respective successors and assigns.

17. Counterparts. This Agreement may be signed in counterparts, and said counterparts shall be treated as though signed as one document. Facsimile or other electronic signatures to this Agreement shall be treated as original signatures.

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the Creditor and the Company have caused this Settlement Agreement and Release to be signed by their respective duly authorized officers or representatives as of the date first above written.

CREDITOR:

/s/ Wenzhao Lu
Wenzhao “Daniel” Lu

Address for delivery of notice:

COMPANY:

AVALON GLOBOCARE CORP.

By:	/s/ David Jin
Name: David Jin
Title: Chief Executive Officer

Address for delivery of notice:

4400 Route 9 South, Suite 3100 Freehold, New Jersey 07728

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